Exhibit 99.1

On December 21, 2018, CorEnergy Infrastructure Trust, Inc. ("CorEnergy" or the "Company") announced that it agreed to sell its Portland Terminal Facility and its remaining interest in the Joliet Terminal ("Joliet") to Zenith Energy Terminals Holdings ("Zenith") for an aggregate consideration of $61 million.

The following unaudited pro forma consolidated financial statements are based on our historical consolidated financial statements as adjusted to give effect to the December 21, 2018 sale of the Portland Terminal Facility and Joliet (the "Portland and Joliet Sale"). The unaudited pro forma consolidated statements of income for the nine months ended September 30, 2018 and the year ended December 31, 2017 give effect to the Portland and Joliet Sale as if it had occurred on January 1, 2017. The unaudited pro forma consolidated balance sheet as of September 30, 2018 gives effect to the Portland and Joliet Sale as if it had occurred on September 30, 2018.

The unaudited pro forma financial information presented reflects events directly attributable to the Portland and Joliet Sale and certain related assumptions the Company believes are reasonable. The pro forma adjustments are based on currently available information and certain estimates and assumptions. Therefore, actual adjustments may differ from the pro forma adjustments. However, management believes the pro forma assumptions provide a reasonable basis for presenting significant effects of the transaction as contemplated and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited consolidated pro forma financial statements.

The unaudited pro forma consolidated financial statements are for illustrative purposes only and may not be useful in predicting the future financial condition and results of operations of the Company. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The financial information should be read in conjunction with the accompanying notes to the unaudited consolidated pro forma financial information.

The unaudited consolidated pro forma financial statements and accompanying notes have been prepared in conformity with generally accepted accounting principles in the United States of America, which are consistent with those principles used in the historical consolidated financial statements and the related notes included in the 2017 Form 10-K and the Q3 2018 Form 10-Q as filed with the SEC on February 28, 2018 and November 1, 2018, respectively.

Exhibit 99.1

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA BALANCE SHEET (Unaudited)
As of September 30, 2018

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Assets
Leased property, net of accumulated depreciation of $88,045,846	$449,790,735	$(45,960,861)	(1)	$403,829,874
Property and equipment, net of accumulated depreciation of $15,125,893	110,714,627	—		110,714,627
Financing notes and related accrued interest receivable, net of reserve of $4,600,000	1,000,000	—		1,000,000
Note receivable	—	5,000,000	(1)	5,000,000
Other equity securities, at fair value	1,161,034	(1,161,034)	(2)	—
Cash and cash equivalents	19,611,813	55,553,975	(1)	75,030,832
		446,025	(2)
		(513,355)	(3)
		(67,626)	(4)
Deferred rent receivable	27,464,068	(3,067,663)	(1)	24,396,405
Accounts and other receivables	2,849,364	—		2,849,364
Deferred costs, net of accumulated amortization of $1,123,618	3,005,061	—		3,005,061
Prepaid expenses and other assets	764,090	—		764,090
Deferred tax asset, net	4,854,108	189,692	(5)	5,043,800
Goodwill	1,718,868	—		1,718,868
Total Assets	$622,933,768	$10,419,153		$633,352,921
Liabilities and Equity
Secured credit facilities, net of debt issuance costs of $224,096	$38,129,904	$—		$38,129,904
Unsecured convertible senior notes, net of discount and debt issuance costs of $1,377,526	112,580,474	—		112,580,474
Asset retirement obligation	9,275,041	—		9,275,041
Accounts payable and other accrued liabilities	4,514,447	—		4,514,447
Management fees payable	1,821,311	—		1,821,311
Income tax liability	32,426	—		32,426
Unearned revenue	6,826,557	(513,355)	(3)	6,313,202
Total Liabilities	$173,180,160	$(513,355)		$172,666,805
Equity
Series A Cumulative Redeemable Preferred Stock 7.375%, $130,000,000 liquidation preference ($2,500 per share, $0.001 par value), 10,000,000 authorized; 52,000 issued and outstanding at September 30, 2018	$130,000,000	$—		$130,000,000
Capital stock, non-convertible, $0.001 par value; 11,949,298 shares issued and outstanding at September 30, 2018 (100,000,000 shares authorized)	11,949	—		11,949
Additional paid-in capital	319,741,659	—		319,741,659
Accumulated retained earnings	—	11,525,451	(1)	10,932,508
		(715,009)	(2)
		(67,626)	(4)
		189,692	(5)
Total Equity	449,753,608	10,932,508		460,686,116
Total Liabilities and Equity	$622,933,768	$10,419,153		$633,352,921
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA STATEMENT OF INCOME (Unaudited)
For the Nine Months Ended September 30, 2018

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Revenue
Lease revenue	$54,259,701	$(4,920,096)	(6)	$49,339,605
Transportation and distribution revenue	12,071,858	—		12,071,858
Total Revenue	66,331,559	(4,920,096)		61,411,463
Expenses
Transportation and distribution expenses	5,349,419	—		5,349,419
General and administrative	8,881,314	—		8,881,314
Depreciation, amortization and ARO accretion expense	18,868,871	(956,745)	(7)	17,912,126
Provision for loan losses	500,000	—		500,000
Total Expenses	33,599,604	(956,745)		32,642,859
Operating Income	$32,731,955	$(3,963,351)		$28,768,604
Other Income (Expense)
Net distributions and dividend income	$65,292	$—		$65,292
Net realized and unrealized loss on other equity securities	(1,797,281)	—		(1,797,281)
Interest expense	(9,590,427)	—		(9,590,427)
Total Other Expense	(11,322,416)	—		(11,322,416)
Income before income taxes	21,409,539	(3,963,351)		17,446,188
Taxes
Current tax benefit	(54,727)	—		(54,727)
Deferred tax benefit	(1,751,615)	—		(1,751,615)
Income tax benefit, net	(1,806,342)	—	(8)	(1,806,342)
Net Income attributable to CorEnergy Stockholders	$23,215,881	$(3,963,351)		$19,252,530
Preferred dividend requirements	7,190,625	—		7,190,625
Net Income attributable to Common Stockholders	$16,025,256	$(3,963,351)		$12,061,905

Earnings Per Common Share:
Basic	$1.34	$(0.33)		$1.01
Diluted	$1.34	$(0.33)		$1.01
Weighted Average Shares of Common Stock Outstanding:
Basic	11,928,929			11,928,929
Diluted	11,928,929			11,928,929
Dividends declared per share	$2.250			$2.250
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1

CorEnergy Infrastructure Trust, Inc.
CONSOLIDATED PRO FORMA STATEMENT OF INCOME AND COMPREHENSIVE INCOME (Unaudited)
For the Year Ended December 31, 2017

	CorEnergy Infrastructure Trust, Inc.
	Historical	Adjustments	Notes	Pro Forma
Revenue
Lease revenue	$68,803,804	$(6,576,560)	(9)	$62,227,244
Transportation and distribution revenue	19,945,573	—		19,945,573
Total Revenue	88,749,377	(6,576,560)		82,172,817
Expenses
Transportation and distribution expenses	6,729,707	—		6,729,707
General and administrative	10,786,497	—		10,786,497
Depreciation, amortization and ARO accretion expense	24,047,710	(1,275,660)	(10)	22,772,050
Total Expenses	41,563,914	(1,275,660)		40,288,254
Operating Income	$47,185,463	$(5,300,900)		$41,884,563
Other Income (Expense)
Net distributions and dividend income	$680,091	$—		$680,091
Net realized and unrealized gain on other equity securities	1,531,827	—		1,531,827
Interest expense	(12,378,514)	—		(12,378,514)
Loss on extinguishment of debt	(336,933)	—		(336,933)
Total Other Expense	(10,503,529)	—		(10,503,529)
Income before income taxes	36,681,934	(5,300,900)		31,381,034
Taxes
Current tax expense	2,831,658	—		2,831,658
Deferred tax benefit	(486,340)	—		(486,340)
Income tax expense, net	2,345,318	—	(11)	2,345,318
Net Income	34,336,616	(5,300,900)		29,035,716
Less: Net Income attributable to non-controlling interest	1,733,826	—		1,733,826
Net Income attributable to CorEnergy Stockholders	$32,602,790	$(5,300,900)		$27,301,890
Preferred dividend requirements	7,953,988			7,953,988
Net Income attributable to Common Stockholders	$24,648,802	$(5,300,900)		$19,347,902

Net Income	$34,336,616	$(5,300,900)		$29,035,716
Other comprehensive income:
Changes in fair value of qualifying hedges / AOCI attributable to CorEnergy stockholders	11,196	—		11,196
Changes in fair value of qualifying hedges / AOCI attributable to non-controlling interest	2,617	—		2,617
Net Change in Other Comprehensive Income	$13,813	$—		$13,813
Total Comprehensive Income	34,350,429	(5,300,900)		29,049,529
Less: Comprehensive income attributable to non-controlling interest	1,736,443	—		1,736,443
Comprehensive Income attributable to CorEnergy Stockholders	$32,613,986	$(5,300,900)		$27,313,086
Earnings Per Common Share:
Basic	$2.07	$(0.44)		$1.63
Diluted	$2.07	$(0.44)		$1.63
Weighted Average Shares of Common Stock Outstanding:
Basic	11,900,516			11,900,516
Diluted	11,900,516			11,900,516
Dividends declared per share	$3.000			$3.000
See accompanying Notes to the Unaudited Pro Forma Consolidated Financial Statements.

Exhibit 99.1

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

A. Adjustments to the Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 2018

The adjustments to the unaudited pro forma consolidated balance sheet as of September 30, 2018 are as follows:

(1): This adjustment reflects the sale of the Portland Terminal Facility for consideration of $60.6 million ($55.6 million in cash and a $5.0 million note receivable). As of September 30, 2018, the net book value of the Portland Terminal Facility was $46.0 million (including accumulated depreciation of $5.7 million), and the lease receivable associated with the Portland Lease Agreement was $3.1 million. The lease receivable represents timing differences between straight-line revenue recognition and contractual lease receipts since the inception of the lease in January 2014. The sale of the Portland Terminal Facility results in a pro forma net gain on sale of leased asset of $11.5 million, which is included in retained earnings.

(2): This adjustment reflects the sale of the $1.2 million equity interest in Joliet for cash consideration of $446 thousand. The sale of the Joliet interest results in a pro forma realized loss on other equity securities of $715 thousand, which is included in retained earnings.

(3): As of September 30, 2018, the Company received the Portland Terminal Facility lease payment for October 2018 in advance. Rental payments received in advance are classified as unearned revenue and included as a liability within the Consolidated Balance Sheet. The adjustment relates to a $513 thousand reduction in cash and unearned revenue as a result of the sale of the Portland Terminal Facility.

(4): The adjustment reflects $68 thousand of seller's fees deducted from the cash consideration received for the sale of the Portland Terminal Facility.

(5): This adjustment reflects the deferred tax asset generated from the sale of the Joliet interest, which was held by a taxable real estate investment trust ("REIT") subsidiary.

B. Adjustments to the Unaudited Pro Forma Consolidated Statement of Income for the Nine Months Ended September 30, 2018

The adjustments to the unaudited pro forma consolidated statement of income for the nine months ended September 30, 2018 are as follows:

(6): This adjustment reflects the elimination of lease revenue of $4.9 million related to the Portland Lease Agreement, which was terminated on the effective date of the sale.

(7): This adjustment reflects the elimination of depreciation expense of $957 thousand as a result of the sale of the Portland Terminal Facility.

(8): CorEnergy operates as a REIT; and therefore, the pro forma adjustments to the Consolidated Statement of Income for this transaction do not have an impact on income taxes.

C. Adjustments to the Unaudited Pro Forma Consolidated Statement of Income and Comprehensive Income for the Year Ended December 31, 2017

The adjustments to the unaudited pro forma consolidated statement of income and comprehensive income for the year ended December 31, 2017 are as follows:

(9): This adjustment reflects the elimination of lease revenue of $6.6 million related to the Portland Lease Agreement, which was terminated on the effective date of the sale.

(10): This adjustment reflects the elimination of depreciation expense of $1.3 million as a result of the sale of the Portland Terminal Facility.

Exhibit 99.1

(11): CorEnergy operates as a REIT; and therefore, the pro forma adjustments to the Consolidated Statement of Income and Comprehensive Income for this transaction do not have an impact on income taxes.

D. Pro Forma Net Income Attributable to Common Stockholders

Pro forma net income per common share is determined by dividing the pro forma net income attributable to common stockholders that has been adjusted for the reduction in lease revenue and depreciation expense as a result of the Portland Terminal Facility sale by the weighted average common stock outstanding to determine both the basic and diluted net income per common share. The pro forma adjustments do not impact the weighted average shares of common stock outstanding.

E. Impact of Non-Recurring Items

As a result of the Portland and Joliet Sale, the Company expects to recognize certain non-recurring items in other income (expense) in the Consolidated Statement of Income for the year ended December 31, 2018. The sale of the Portland Terminal Facility will result in a gain on sale of leased asset, net of approximately $11.7 million. As the Company operates as a REIT, it does not expect the sale of the Portland Terminal Facility to generate an impact to income taxes. The sale of the Joliet interest will result in a realized loss on other equity securities of $715 thousand. As the Joliet interest was held by a taxable REIT subsidiary, the sale will generate a deferred tax benefit of $190 thousand. Due to their non-recurring nature, these items are not reflected in the Unaudited Pro Forma Consolidated Statements of Income for the nine months ended September 30, 2018 and the year ended December 31, 2017.